Exhibit 15.2

REGULATION A+ OFFERING OF © 2018 HIG H TIMES HOLDING S CORP. INVESTOR PRESENTATION JULY 2018 Regulation A+ offering of “… the authentic, original and trusted media pioneer in the legal cannabis industry with 4 3 years of operations , hundreds of published magazines, and an unparalleled brand recognition .”

REGULATION A+ OFFERING OF © 2018 HIG H TIMES HOLDING S CORP. 2 DISCLAIMERS & IMPORTANT NOTICES GENERAL Neither the U . S . Securities and Exchange Commission (“SEC” or the “Commission”) nor any state or non - U . S . securities commission has reviewed or passed upon the accuracy or adequacy of this presentation or the merits of the transaction (the “Offering”) described herein . Any representation to the contrary is unlawful . This presentation and other materials accompanying this document (collectively, the “Materials”) are provided for general informational purposes only and does not constitute, and should not be construed as, an offer to sell or a solicitation of an offer to buy securities (the “Securities”) issued by HighTimes Holding Corporation (the “Company” or “HTH”) . By accepting these Materials, the recipient thereof acknowledges and agrees to the matters set forth below in this notice . The securities described herein have not been registered under the Securities Act of 1933 , as amended (the “Securities Act”), or the securities laws of any particular state and will be offered and sold in reliance on exemptions from the registration requirements of the Securities Act and related state laws . The Company’s securities are highly speculative, and an investment in the Company involves a high degree of risk . Investors should be aware that they may be required to bear the financial risks in an investment in the company for an indefinite period of time . USE OF PROJECTIONS The following section contains financial forecasts with respect to Hightimes Holding projected revenues, EBITDA, pre - tax profit and net income for the years 2018 - 2019 . These projections are unaudited and should not be relied upon as being necessarily indicative of future results . Certain of the above - mentioned projected information has been repeated (in each case, with an indication that the information is an estimate and is subject to the qualifications presented herein), for purposes of providing comparisons with historical data . The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information . In addition, even if our actual results of operations and financial condition, and developments in the industry in which we operate, are consistent with our projections, those results or developments may not be indicative of results or developments in subsequent periods . Accordingly, readers are cautioned that there is a risk that the forecasted results will not be indicative of the future performance of the Company or that actual results will not differ materially from those presented in the prospective financial information . Inclusion of the prospective financial information in this Offering Circular should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved . The projections in this Offering Circular are only predictions. We have made these financial projections in good faith and based primarily on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Although we believe we have a reasonable basis in making these projects, because they are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, and many of which are beyond our control, you should not rely on these projections as indicative of our future financial performance as our projections may never be achieved and actual results could differ materially from those presented below. Readers are cautioned that a number of factors could cause actual results or outcomes to differ materially from those indicated by our projections. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Company’s public offering; (2) the inability to raise sufficient net proceeds from this Offering; (3) the risk that we may be unable to secure a U.S. national exchange listing for the Company; (4) the risk that the Company may be unable to recognize the anticipated benefits of its public offering, which may be affected by, among other things, competition, the ability of the Company operate as a public company and to grow and manage growth profitably, maintain relationships with customers and retain its key employees; (5) changes in applicable laws or regulations or their interpretation or application (including, notably, federal and state laws related to the use, cultivation and distribution of cannabis - based products and cannabis - related products; (6) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (7) future exchange and interest rates; (8) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals; and (9) other risks and uncertainties, including those disclosed under “Risk Factors” herein, and other filings with the SEC by the Company. These factors are not intended to be an all - encompassing list of risks and uncertainties. CAUTIONARY NOTE REGARDING FORWARD - LOOKING STATEMENTS The forward - looking statements contained in this presentation are based on our current expectations and beliefs concerning future developments and their potential effects on HTH . Future developments affecting HTH may not be those that we have anticipated . These forward - looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward - looking statements . Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward - looking statements . We undertake no obligation to update or revise any forward - looking statements, whether as a result of new information, future events or otherwise, except as may be required by law . We caution you that forward - looking statements are not guarantees of future performance and that our actual results of operations, financial condition and results of operations, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward - looking statements contained in this presentation . In addition, even if our results or operations, financial condition and results of operations, and developments in the industry in which we operate are consistent with the forward - looking statements contained in this presentation, those results or developments may not be indicative of results or developments in subsequent periods . The forward - looking statements in this used herein are only predictions . We have based these forward - looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations . Because forward - looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, and many of which are beyond our control, you should not rely on these forward - looking statements as predictions of future events . The events and circumstances reflected in our forward - looking statements may not be achieved or occur and actual results could differ materially from those presented in our forward - looking statements . No assurance can be made to any investor by anyone that the expectations reflected in our forward - looking statements will be attained, or that deviations from them will not be material and adverse . These forward - looking statements speak only as of the date of this hereof . Except as required by applicable law, we do not plan to publicly update or revise any forward - looking statements contained in this presentation after we distribute this presentation, whether as a result of any new information, future events or otherwise . For further information, please see the Company’s Offering Circular on Form 1 - A at : https : //www . sec . gov/Archives/edgar/data/ 1714420 / 000121390018008187 /f 1 apos 2018 a 3 _hightimes . htm . INDUSTRY AND MARKET DATA This Offering Circular includes market and industry data that we have obtained from third - party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge) . Management has developed its knowledge of such industries through its experience and participation in these industries . While our management believes the third - party sources USE OF NON - GAAP FINANCIAL MEASURES These projections include financial measures of the Company, including projected EBITDA that are not prepared in accordance with U . S . generally accepted accounting principles (“GAAP”) . In these projections, “EBITDA” means net income (loss) before interest expense, income taxes and depreciation and amortization . The Company has presented these financial measures in these projections because they are considered as key measures used by management to understand and evaluate our operating performance and trends, and we believe that those measures are frequently used by analysts, investors and other interested parties in the evaluation of companies . Other companies may calculate these financial measures differently than the Company, and these measures have limitations as analytical tools . Therefore, you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP . For a reconciliation of these non - GAAP measures to the GAAP financial statements of HTH, see pages 23 and 25 . At present, until the Company’s Offering Circular on Form 1 - A is duly qualified and declared effective, no investor money or other consideration is being solicited or being accepted by the Company . Furthermore, no offer to buy securities can be accepted and no part of the purchase price can be received until the Company’s Form 1 - A is qualified . Any offer made by an investor may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given after the qualification date of the Offering Circular . An investor’s indication of interest involves no obligation or commitment of any kind . For further information, you may locate a copy of the Company’s offering circular on Form 1 - A at: https://www.sec.gov/Archives/edgar/data/1714420/000121390018008187/f 1apos2018a3_hightimes.htm referred to in this Offering Circular are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this Offering Circular or ascertained the underlying economic assumptions relied upon by such sources . Furthermore, internally prepared and third - party market prospective information, in particular, are estimates only and there will usually be differences between the prospective and actual results because events and circumstances frequently do not occur as expected, and those differences may be material . Also, references in this Offering Circular to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article . The information in any such publication, report, survey or article is not incorporated by reference in this Offering Circular .

REGULATION A+ OFFERING OF © 2018 HIG H TIMES HOLDING S CORP. 3 E x ecuti v e Summa r y REGULATION A+ OFFERING OF

EXECUTIVE SUMMARY: TRANSACTION BRIEF & INVESTMENT HIGHLIGHTS

_1 ESTABLISHED BRAND WITH 43-YEAR LEGACY

High Times is the **pioneering** cannabis brand, with a 43-year operating history and a strong, highly leverageable brand name.

Affiliation with the High Times brand has become an endorsement of **excellence, legitimacy, & authenticity** throughout the **legal cannabis industry**.

_2 DIVERSIFIED REVENUE STREAMS

High Times has three independent revenue streams: **Events, Licensing, and Media.**

Prepared for shifting media trends; focusing on the Events division in new markets to attract customers of its licensed products.

_3 POSITIVE TRENDS IN THE LEGAL CANNABIS SPACE

29 states allow for legal cannabis sale and consumption. 21 states are solely medicinal while 8 states allow sales for adult recreational use.

_4 BROAD MARKET REACH THROUGH FESTIVALS & EVENTS

High Times has begun an **aggressive expansion plan** to hold High Times festivals and events in new, legal geographies both nationally & internationally.

The **Cannabis Cup ®**, one of the premier events in the industry, expected to drive consumer trends and validate operations of legal cannabis businesses across the supply chain.

_5 EXTENSIVE LICENSING OPPORTUNITIES

High Times will **leverage its brand identity to drive new revenue sources** in the form of licensing opportunities.

High Times has identified several large-scale, near-term executable licensing opportunities, including in apparel, media, and technology.

_6 SUBSTANTIAL GROWTH EXPECTED

Well positioned to capitalize on expansion opportunities arising from the rapidly expanding legalization of cannabis.

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REGULATION A+ OFFERING OF © 2018 HIG H TIMES HOLDING S CORP. - $1.3 - $0.3 - $2.9 - $24.7 - $17.0 $6.9 $(30.0) $(20.0) $(10.0) $- $10.0 2014 2015 2016 2017 2018E 2019E $11.9 $12.2 $6.8 $3.2 $7.7 $24.9 $- $10.0 $20.0 $30.0 2014 2015 2016 2017 2018E 2019E $4.3 $5.5 $0.6 - $3.4 $1.8 $9.4 $(5.0) $- $5.0 $10.0 $15.0 2014 2015 2016 2017 2018E 2019E $15.7 $18.1 $14.6 $14.5 $23.0 $53.7 $- $25.0 $50.0 $75.0 2014 2015 2016 2017 2018E 2019E 5 REVENUE (M) Adjusted EBITDA* (M) GROSS PROFIT (M) NET INCOME (M) *Adjusted EBITDA (earnings before interest, tax, depreciation, and amortization) is a common non - GAAP metric to estimate operating profita bility . For a reconciliation of these non - GAAP measures to the GAAP financial statements of HTH, see pages 23 and 25. Figures shown for 2018 and 2019 are projections only. See Disclaimers and Important Notices on page 2 regarding projections. EXECUTIVE SUMMARY : AUDITED HISTORICAL AND UNAUDITED PROJECTED FINANCIAL SNAPSHOT

EXECUTIVE SUMMARY: TRANSACTION SUMMARY

OVERVIEW

HIGH TIMES seeks to raise up to $50 million at a valuation of $225 million through the use of a Regulation A+ offering.

The Company to **seek listing on NASDAQ in Q3 2018.**

VALUATION & CONSIDERATION

Transaction reflects a **valuation of $225 million** for High Times at an $11.00 share price. The Company to seek listing on NASDAQ in the third quarter of 2018.

Existing High Times shareholders will roll 100% of their ownership in the transaction.

Cash proceeds from the offering will be used to pay transaction expenses, reduce outstanding debt, and provide additional working capital.

GOVERNANCE, MANAGEMENT + BOARD

Management:

Adam Levin will serve as CEO
David Newberg will serve as CFO
David Peck will serve as VP of Business Development
Sameen Ahmad will serve as VP of Events & Partnerships
Alex Paul will serve as VP of Business and Legal Affairs

Board of Directors:

Adam Levin will serve as Chairman.
Colin Conway will serve as Secretary.
The directors will consist of:
Vincente Fox , Justin Ehrlich, Stormy Simon,
Colleen Manley, and Eleanora Kennedy

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REGULATION A+ OFFERING OF © 2018 HIG H TIMES HOLDING S CORP. 7 Company Ove r view REGULATION A+ OFFERING OF

REGULATION A+ OFFERING OF © 2018 HIG H TIMES HOLDING S CORP. The Most Trusted Brand in Cannabis 1 4 EVENTS 8 LOCAT IONS 21 EVENTS 1 5 LOCATIONS FOUNDED IN 1974 20 19 PROJECTED TOTAL REVENUE 20 19 PROJECTED EBITDA 14.5 M - 3.4 M 53.7 M 9.4 M 8 201 7 TOTAL REVENUE 201 7 EBITDA 2017 EVENTS 2019 PROJECTED EVENTS REVENUE SOURCES EVENTS MEDIA LICENSING COMPANY OVERVIEW: COMPANY SNAPSHOT Figures shown for 2019 are projections only. See Disclaimers and Important Notices on page 2 regarding projections.

REGULATION A+ OFFERING OF © 2018 HIG H TIMES HOLDING S CORP. 76% 19% 3% 2% Despite its established loyal following, High Times has been under - capitalized and unable to take advantage of broad opportunities in digital media, e - Commerce, branding , and licensing. A recent investment provided adequate capital to : - begin shifting operational focus to these segments , and - fund new business opportunities that leverage nationwide medical and adult recreational usage initiatives. 201 7 REVENUE STREAMS 1 4.5 M 2017 TOTAL REVENUE 9 EVENTS LICENSING DIGITAL MEDIA PRINT MEDIA COMPANY OVERVIEW: BRAND OVERVIEW

COMPANY OVERVIEW: GO FORWARD STRATEGY

High Times' **go forward strategy** is to...

... focus its **efforts on building out** its video platform and **world class event business**, including expanding Cannabis Cups ®, Music Tours & Festivals, and Business Conferences

....while **leveraging the brand** to make **acquisitions** of cannabis related companies that don't "**touch the plant**".

2019 TOTAL PROJECTED REVENUE

53.7 M

2019 REVENUE STREAMS



9%
19%
4%
69%

LICENSING

Utilize traditional media as a continuity play.

Pursue accretive acquisitions that enhance cash flow, increase site traffic and content, and extend branding opportunities.

Leverage the High Times brand by offering licensing and branding opportunities.

DIGITAL MEDIA

To broaden its reach and brand visibility, High Times will utilize its own Digital video network to engage with brands and promote High Times content.

EVENTS

Expand High Times-branded Events and Cannabis Cup competitions.

PRINT MEDIA

Aggregate and monetize enthusiast content using the High Times marquee-branded, affinity-based digital platforms.

Create the definitive destination for cannabis knowledge through the development of Education and Distance Learning.

Figures shown for 2019 are projections only. See Disclaimers and Important Notices on page 2 regarding projections.

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REGULATION A+ OFFERING OF © 2018 HIG H TIMES HOLDING S CORP. $8.5 $13.1 $9.9 $11.0 $18.4 $37.0 $- $10.0 $20.0 $30.0 $40.0 2014 2015 2016 2017 2018E 2019E OVERVIEW High Times hosts multiple events on an annual basis throughout the United States, including concerts, trades shows, cruises, and the Cannabis Cup ® , the world’s premier cannabis trade show hosted in states that have legalized medical and recreational marijuana. STRATEGY Expand Cannabis Cups ® into frontier markets and target more convenient, well known venues. Roll - out large scale High Times branded music tours which do not allow sale of cannabis establishing relationships with new venues and cities throughout the country for potential future Cannabis Cups ®. Continue to expand existing businesses and investor conference model . GROWTH The Event segment generated approximately $ 11.0 million in 201 7 , with FY 2019 Event revenue projected to grow to approximately $37.0 million, driven by an increase from 14 events across 8 locations to 21 events across 15 locations. EVENTS HISTORICAL AND PROJECTED EVENTS REVENUE 11 (M) COMPANY OVERVIEW: OPERATING SEGMENTS Figures shown for 2018 and 2019 are projections only. See Disclaimers and Important Notices on page 2 regarding projections.

REGULATION A+ OFFERING OF © 2018 HIG H TIMES HOLDING S CORP. 12 PLANNED CALENDAR 4 2 2 2 4 2 1 2 1 2 1 1 1 14 events, 8 locations 21 events, 15 locations 2019E EVENTS 2017 EVENTS 1 1 1 1 EVENTS COMPANY OVERVIEW: OPERATING SEGMENTS 1 1 1 1 1 1 Figures shown for 2018 and 2019 are projections only. See Disclaimers and Important Notices on page 2 regarding projections. Numbers indicate the number of events planned to be in each location.

COMPANY OVERVIEW: OPERATING SEGMENTS

LICENSING

OVERVIEW

The High Times brand **carries value** through both the cannabis industry and the media industry. Often those that are not cannabis consumers are aware of High Times and what it represents as a brand.

STRATEGY

Additional licensing and branding opportunities create large sources of potential revenue growth. Each opportunity can be structured as a **joint venture or licensing / royalty agreement**, thereby requiring few resources from High Times while providing revenue that significantly drives incremental cash flow.

Broader media opportunities outside of High Times' traditional media space (films and books) are **clothing** and **branded accessories**, and **cannabis-related accessories**.

GROWTH

The Licensing segment generated approximately $0.3 million in 2017, with FY 2019 Licensing revenue projected to generate approximately $4.6 million, reflecting a greater focus on branded licensed products.



HISTORICAL AND PROJECTED LICENSING* REVENUE
$6.0
$4.0
$2.0
$-
(M)
$0.9
$0.4
$0.4
$0.3
$1.3
$4.6
2014
2015
2016
2017
2018E
2019E

* Revenue for the licensing segment includes revenue from licensing/merchandise (see page 23)

Figures shown for 2018 and 2019 are projections only. See Disclaimers and Important Notices on page 2 regarding projections.

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COMPANY OVERVIEW: OPERATING SEGMENTS

LICENSING

CATEGORY	DESCRIPTION	TERM
CLOTHING	100,000+ t-shirts, hoodies, etc. to be ordered for sale in big box retail	Royalty
BRANDED SMOKING ACCESSORIES	HT logo on water pipes & other smoking accessories distributed at 2,000+ smoke shops and gas stations.	Advance + Royalty
WORLD WIDE CLOTHING	Asia focused fashion brand has licensed HT brand for high-fashion play.	Royalty + Advance
TECHNOLOGY	Point of Sale & Inventory Tracking software being developed for HT events and dispensaries across the country.	Revenue Split
AD-TECH	Utilize user targeting technologies to deliver tailored ads to users based on demographic and location data across cannabis sites.	Revenue Split + House Inventory
OVER THE TOP (OTT)/DIGITAL TELEVISION	Educational and entertainment video content streamed direct to consumer via OTT partnership.	Revenue Split
WEB	Bringing HT brand to 420.com a premier e-commerce web domain which will be owned and operated by HT.	Direct Revenue
New Opportunities	Implementation of opportunities such as a vertical ad network, big data, licensing for dispensaries, and other unique ventures.	Direct Revenue

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COMPANY OVERVIEW: OPERATING SEGMENTS

DIGITAL MEDIA

OVERVIEW

To adjust to recent technological developments away from print media, High Times has developed an **in-depth digital media strategy** to talk to its nearly **50 million unique users** (*as per Google Analytics*), consisting of an online magazine, video content, e-Commerce platforms, and social media engagement.

STRATEGY

420.com domain (website is currently under construction) is in current discussions of potential JVs with suppliers and service providers.

To broaden its reach and brand visibility, High Times will utilize its own **High Times Influencer Networks** — individuals with large social media followings who engage with brands and promote High Times content.

GROWTH

The Digital Media segment generated approximately $0.4 million in 2017, with FY 2019 Digital Media revenue projected to generate approximately $10.0 million, reflecting High Times' shifting focus to digital media.



HISTORICAL AND PROJECTED DIGITAL MEDIA REVENUE
$15.0
$10.0
$5.0
$-
(M)
$1.2
$0.9
$0.7
$0.4
$1.2
$10.0
2014
2015
2016
2017
2018E
2019E

Figures shown for 2018 and 2019 are projections only. See Disclaimers and Important Notices on page 2 regarding projections.

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COMPANY OVERVIEW: OPERATING SEGMENTS

PRINT MEDIA

OVERVIEW

High Times Magazine is the **definitive resource for all things cannabis**: from cultivation and legalization to entertainment and culture, and has featured original works from well-known names in counterculture and literature, including Truman Capote, Hunter S. Thompson, Charles Bukowski, Andy Warhol, and William Burroughs.

STRATEGY

Despite the shift from print to digital, High Times will continue to **anchor its brand through its print publication**. The monthly print magazine and "Best of" special editions are comprised of roughly 50% advertisements. Print revenue comes from subscription purchases, newsstand purchases, and ad sales.

GROWTH

The Print Media segment generated approximately $2.8 million in 2017, with FY 2019 Print Media revenue projected to generate approximately $2.1 million, reflecting High Times' shifting focus to digital media and events.

HISTORICAL AND PROJECTED PRINT MEDIA REVENUE


($M)
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$-
$5.1
$3.7
$3.6
$2.8
$2.1
$2.1
2014
2015
2016
2017
2018E
2019E

Figures shown for 2018 and 2019 are projections only. See Disclaimers and Important Notices on page 2 regarding projections.

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REGULATION A+ OFFERING OF © 2018 HIG H TIMES HOLDING S CORP. ORGANIC GROWTH Increase breadth and depth of existing products Expand suite of value - added services Expand in new geographies 17 GROWTH THROUGH ACQUISITIONS* Pursue attractive merger and acquisition opportunities in existing and new markets by leveraging the High Times brand Create value by capitalizing on cost - saving synergies and vertical market integration *Projections do not include the effect of anticipated acquisitions. TWO - FOLD GROWTH STRATEGY EVENTS MEDIA LICENSING

REGULATION A+ OFFERING OF © 2018 HIG H TIMES HOLDING S CORP. EXECUTIVE SUMMARY TK TRANSACTION BRIEF & INVESTMENT HIGHLIGHTS ORIGO ACQUISITION CORP. + NASDAQ: OACQ Market O v e r v i e w 18 REGULATION A+ OFFERING OF

MARKET OVERVIEW: SHIFTING SENTIMENT TOWARDS CANNABIS

UNITED STATES

29 states allow for legal cannabis sale and consumption:

- 21 for medicinal use
- 8 for adult recreational use.[1]

A **strong worldwide market** for cannabis already exists, and **consumer demand** has been well established for 70+ years.[1]

INTERNATIONALLY (recent developments)

July 2017: **Greece** became the sixth country in the European Union to legalize medical cannabis, following the **Czech Republic**, **Finland**, **Netherlands, Portugal** and **Spain**.

June 2017: **Mexico** legalized medical marijuana, or more specifically, "pharmacological derivatives of cannabis."

April 2017: **Canadian** Prime Minister Justin Trudeau introduced his bill to legalize the recreational use of cannabis; sale will be legal as of July 1, 2018.

January 2017: **Germany**'s parliament voted unanimously in favor of the new "cannabis as medicine" law, which came into effect March 2017.

February 2016: The **Australian** Parliament passed the Narcotic Drugs Act, which allows for cannabis to be grown for medical and scientific purposes.

UNITED STATES: STATES WITH LEGALIZATION [1]


MEDICINAL
RECREATIONAL

UNITED STATES: NATIONAL OPINION ON LEGALIZING CANNABIS [2]


84
81
66
ILLEGAL
61
60
30
37
33
12
16
LEGAL
1969
1976
1984
1989
1994
2002
2010
2015

Source: 1) Marijuana Policy Project 2) Pew Research, Gallup

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REGULATION A+ OFFERING OF © 2018 HIG H TIMES HOLDING S CORP. $2.7 $2.8 $2.8 $2.8 $2.7 $2.6 $1.6 $3.0 2014 2015 2016 2017 2018 2019 Medical Recreational EXECUTIVE SUMMARY Orderly conversion of a ~$ 50 billion U.S. Black Market to a legal “ Green Market .” 1 Industry data and dynamics suggest cannabis will be an attractive wealth creation opportunity . To date, much of High Times’ focus has been on the medical market in California, with many events and Cannabis Cups ® in both Northern and Southern California. California is largest cannabis market in the country , with an estimated 62% of total U.S. medical cannabis sales and 48% of all cannabis sales in 2015. 1 With the passing of Prop 64, the adult recreational use market is projected to add an estimated $1.6 billion in sales revenue in its first year in 2018. 2 T otal CA market is projected to grow at a CAGR of 19% over the next five years, from an estimated $2.8 billion in 2015, to $ 5.6 billion by 20 19 . 2 1. ArcView Market Research; The State of Legal Marijuana Markets, 5th Edition 2. New Frontier Data; The Cannabis Industry 2017 Annual Report Source: New Frontier Data. HISTORICAL AND PROJECTED CA SALES ( B ) 20 U.S. MARKET OVERVIEW: LARGE ECONOMIC OPPORTUNITY ECONOMIC OPPORTUNITY CALIFORNIA OPPORTUNITY Figures shown for 2018 and 2019 are projections only. See Disclaimers and Important Notices on page 2 regarding projections. $4.6 $5.7 $7.1 $8.5 $12.5 $18.2 2014 2015 2016 2017 2018 2019 2014 2015 ( B ) HISTORICAL AND PROJECTED NATIONAL SALES

REGULATION A+ OFFERING OF © 2018 HIG H TIMES HOLDING S CORP. EXECUTIVE SUMMARY TK TRANSACTION BRIEF & INVESTMENT HIGHLIGHTS ORIGO ACQUISITION CORP. + NASDAQ: OACQ © 2017 HIGH TIMES HOLDINGS CORP. 5 21 Financial Overview REGULATION A+ OFFERING OF

REGULATION A+ OFFERING OF © 2018 HIG H TIMES HOLDING S CORP. 22 DISCLAIMERS & IMPORTANT NOTICES USE OF PROJECTIONS The following section contains financial forecasts with respect to Hightimes Holding projected revenues, EBITDA, pre - tax profit and net income for the years 2018 - 2019 . These projections are unaudited and should not be relied upon as being necessarily indicative of future results . Certain of the above - mentioned projected information has been repeated (in each case, with an indication that the information is an estimate and is subject to the qualifications presented herein), for purposes of providing comparisons with historical data . The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information . In addition, even if our actual results of operations and financial condition, and developments in the industry in which we operate, are consistent with our projections, those results or developments may not be indicative of results or developments in subsequent periods . Accordingly, readers are cautioned that there is a risk that the forecasted results will not be indicative of the future performance of the Company or that actual results will not differ materially from those presented in the prospective financial information . Inclusion of the prospective financial information in this investor presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved . The projections in this investor presentation are only predictions . We have made these financial projections in good faith and based primarily on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations . Although we believe we have a reasonable basis in making these projects, because they are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, and many of which are beyond our control, you should not rely on these projections as indicative of our future financial performance as our projections may never be achieved and actual results could differ materially from those presented below . Readers are cautioned that a number of factors could cause actual results or outcomes to differ materially from those indicated by our projections. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Company’s public offering; (2) the inability to raise sufficient net proceeds from this Offering; (3) the risk that we may be unable to secure a U.S. national exchange listing for the Company; (4) the risk that the Company may be unable to recognize the anticipated benefits of its public offering, which may be affected by, among other things, competition, the ability of the Company operate as a public company and to grow and manage growth profitably, maintain relationships with customers and retain its key employees; (5) changes in applicable laws or regulations or their interpretation or application (including, notably, federal and state laws related to the use, cultivation and distribution of cannabis - based products and cannabis - related products; (6) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (7) future exchange and interest rates; (8) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals; and (9) other risks and uncertainties, including those disclosed under “Risk Factors” herein, and other filings with the SEC by the Company. These factors are not intended to be an all - encompassing list of risks and uncertainties. These projections include financial measures of the Company, including projected EBITDA that are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). In these projections, “EBITDA” means net income (loss) before interest expense, income taxes and depreciation and amortization. The Company has presented these financial measures in these projections because they are considered as key measures used by management to understand and evaluate our operating performance and trends, and we believe that those measures are frequently used by analysts, investors and other interested parties in the evaluation of companies. Other companies may calculate these financial measures differently than the Company, and these measures have limitations as analytical tools. Therefore, you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. For a reconciliation of these non - GAAP measures to the GAAP financial statements of HTH, see pages 23 and 25.

FINANCIAL OVERVIEW: HISTORICAL FINANCIALS AND EBITDA CALCULATION

Summary Financials	Company*	2014	2015	2016	2017
Revenue					
Festivals, Events & Competitions	HTP	8,494,873	13,111,000	9,938,000	11,037,000
Print Media	THC	5,083,548	3,675,000	3,630,000	2,787,000
New Media / eCommerce	THC	1,194,878	873,000	673,000	405,000
Licensing / Merchandise	HTP	912,728	442,000	367,000	252,000
Total Revenue		$ 15,686,027	$ 18,101,000	$ 14,608,000	$ 14,481,000
Revenue Growth			15%	-19%	-1%
Cost of Goods Sold		$ 3,773,301	$ 5,856,000	$ 7,796,000	$ 11,310,000
Gross Profit		$ 11,912,727	$ 12,245,000	$ 6,812,000	$ 3,171,000
Gross Margin		76%	68%	47%	22%
Operating Expenses		$ 13,319,652	$ 12,653,000	$ 9,618,000	$ 16,781,000
Operating Income		$ (1,406,925)	$ (408,000)	$ (2,806,000)	$ (13,610,000)
Operating Margin		-9%	-2%	-19%	-94%
Interest, Taxes, & Other Income (Expense)		$ 115,852	$ 121,000	$ (120,000)	$ (11,084,000)
Net Income		$ (1,291,074)	$ (287,000)	$ (2,926,000)	$ (24,694,000)
Net Margin		-8%	-2%	-20%	-171%

EBITDA Calculation	2014	2015	2016	2017
Net Income	$ (1,291,074)	$ (287,000)	$ (2,926,000)	$ (24,694,000)
Adjustments				
Total Interest & Other Income (Expense)	(158,886)	(165,000)	120,000	11,084,000
Total Income Tax	43,035	44,000	-	-
Depreciation & Amortization	-	-	79,000	232,000
Total Adjustments	$ (115,852)	$ (121,000)	$ 199,000	$ 11,316,000
Earnings Before Interest, Tax, Depreciation & Amortization	$ (1,406,925)	$ (408,000)	$ (2,727,000)	$ (13,378,000)
Non-Operating Adjustments	$ 5,660,148	$ 5,931,741	$ 3,327,163	$ 10,002,604
Adjusted EBITDA	$ 4,253,223	$ 5,523,741	$ 600,163	$ (3,375,396)
Adjusted EBITDA Margin	27%	31%	4%	-23%

* Hightimes Holding Corp. operates through two subsidiaries: Trans-High Corporation (THC) and High Times Productions, Inc. (HTP).

EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. The Company believes that EBITDA is customarily used by investors and analysts to evaluate the financial performance of companies in our industry. Our management also believes that EBITDA is useful in evaluating our core operating results. However, EBITDA is not a measure of financial performance under GAAP and should not be considered an alternative to operating income or net income as an indicator of HTH's operating performance. Because EBITDA is not calculated identically by all companies, the figures in this presentation may not be comparable to those disclosed by other companies.

NON-OPERATING ADJUSTMENTS

These adjustments represent expenses incurred in the past which are not expected to occur again. Due to the tightly-held nature of the Company, shareholders were often compensated through bonuses, consulting fees, and an expense account.

REGULATION A+ OFFERING OF HIGH TIMES
© 2018 HIGH TIMES HOLDINGS CORP.
23

REGULATION A+ OFFERING OF © 2018 HIG H TIMES HOLDING S CORP. Summary Financials Company* 2017 2018 2019 Revenue Festivals, Events & Competitions HTP 11,037,000 18,355,210 36,971,000 Print Media THC 2,787,000 2,130,263 2,118,955 New Media / eCommerce THC 405,000 1,246,555 9,981,131 Licensing / Merchandise HTP 252,000 1,275,092 4,603,913 Total Revenue 14,481,000$ 23,007,119$ 53,674,999$ Revenue Growth 59% 133% Cost of Goods Sold 11,310,000$ 15,310,369$ 28,802,384$ Gross Profit 3,171,000$ 7,696,750$ 24,872,615$ Gross Margin 22% 33% 46% Operating Expenses 16,781,000$ 9,880,166$ 16,420,470$ Operating Income (13,610,000)$ (2,183,417)$ 8,452,144$ Operating Margin -94% -9% 16% Interest, Taxes, & Other Income (Expense) (11,084,000)$ (14,853,275)$ (1,596,667)$ Net Income (24,694,000)$ (17,036,692)$ 6,855,478$ Net Margin -171% -74% 13% 24 FINANCIAL OVERVIEW: PROJECTIONS The Company is including below its internally prepared projections for each of the years in the two - year period ending 2019 . The projections were not prepared under GAAP, the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information . These projections were prepared for internal use and capital budgeting and other management purposes, are subjective in many respects and therefore susceptible to varying interpretations and the need for periodic revision based on actual experience and business developments . These projections may be materially different than actual results . Based on current actual results, projected trends, potential opportunities, and strategic plans revenue is projected to grow from $ 14 . 48 million in 2017 , the last completed fiscal year, to $ 23 . 01 million in 2018 , and $ 53 . 69 million on 2019 . This represents a growth factor of 59 % in 2018 , and 133 % in 2019 . The 2017 fiscal year is a base year with new management having taken over during the quarter period ended June 30 , 2017 making only limited changes in the business operations to grow revenues . Fiscal year 2018 will be the first full year during which our new management will implement all of the planned changes to grow the business, which is the reason for the sharper growth in the following two years compared to the slight decline in revenue in 2017 . Gross profit is projected to improve from the actual results of 2017 at 22 % to approximately 33 % in 2018 , in part from standardizing event costs, and then with continue improvement in costs control on higher revenue will improve 2019 margin to 46% . With the increase in projected revenue and an improving gross profit margin, actual gross profit is projected to increase from $ 3 . 17 million in 2017 to $ 7 . 70 million in 2018 , and to $ 24 . 87 million in 2019 . Operating expenses were $ 16 . 78 million in 2017 (included $ 8 . 4 million in non - cash equity compensation expense) and are projected to be $ 9 . 88 million in 2018 , and $ 16 . 42 million in 2019 . Operating expenses are projected to be approximately 43 % of revenue in 2018 and 31 % in 2019 . Adjusted EBITDA is projected grow from a negative ( $ 3 . 38 ) million to $ 1 . 77 million in 2018 , and $ 9 . 37 million in 2019 . After other income and expense, including interest, finance charges, net change in fair value (non - cash), and taxes, projected effective net income was ( $ 24 . 69 ) million in 2017 , and is projected to be ( $ 17 . 04 ) million loss in 2018 , and net income of $ 6 . 86 million in 2019 . Figures shown for 2018 and 2019 are projections only. See Disclaimers and Important Notices on page 22 regarding projections .

REGULATION A+ OFFERING OF © 2018 HIG H TIMES HOLDING S CORP. 25 FINANCIAL OVERVIEW: PROJECTIONS CONTINUED For an explanation of EBITDA, refer to page 23 . Below is a table that reconciles EBITDA to net income : Adjusted EBITDA is projected to grow from a negative ( $ 3 . 38 ) million to $ 1 . 77 million in 2018 , and $ 9 . 37 million in 2019 . The projections were prepared by, and are the responsibility of, Hightimes Holding’s management . RBSM, LLP, Highitmes Holding’s auditor, has not examined, compiled or performed any other procedures with respect to the projections . Accordingly, RBSM, LLP does not express an opinion or any other form of assurance with respect thereto . The audit report furnished by RBSM, LLP included in our Offering Circular relate to historical financial information of the Hightimes Group . They do not extend to the projections and should not be read as doing so . The financial projections are based upon general assumptions regarding the future outlook and prospects for our operations for the fiscal years 2018 to 2019 , including, without limitation, the following major assumptions and factors : ŏ The projections are based on the operating units and does not include various non - cash accounting entries and corporate adjustm ents. This was done to provide a clearer picture in the potential growth in operations. ŏ The number of Cannabis Cup and other festivals and events will increase from four in 2016 and 9 in 2017 to 13 in 2018 and 21 in 2019; ŏ Event costs will be standardized and be more in portion for each event size to project to an event gross profit margin in the 2 7% - 30% range; ŏ New Media/e - commerce, which was undersold and underserved in prior years, will now have dedicated staff to manage and grow reve nues; ŏ Licensing and Merchandise revenue is expected to grow with added staff focus and additional deals being made to cover more di st ribution streams; and ŏ New Opportunities will add revenue streams that will expand the Company. Growth is being assessed conservatively to allow a s ol id foundation and build up in new markets. Figures shown for 2018 and 2019 are projections only. See Disclaimers and Important Notices on page 22 regarding projections . EBITDA Calculation 2017 2018 2019 Net Income (24,694,000)$ (17,036,692)$ 6,855,478$ Adjustments Total Interest & Other Income (Expense) 11,084,000 14,853,275 1,596,667 Total Income Tax - - - Depreciation & Amortization 232,000 242,362 264,036 Total Adjustments 11,316,000$ 15,095,637$ 1,860,702$ Earnings Before Interest, Tax, Depreciation & Amortization (13,378,000)$ (1,941,055)$ 8,716,180$ Non-Operating Adjustments 10,002,604$ 3,716,052$ 650,570$ Adjusted EBITDA (3,375,396)$ 1,774,997$ 9,366,750$ Adjusted EBITDA Margin -23% 8% 17%

REGULATION A+ OFFERING OF © 2018 HIG H TIMES HOLDING S CORP. 26 FINANCIAL OVERVIEW: PROJECTIONS CONTINUED While all projections are necessarily speculative, we acknowledge that the prospective financial information covering periods be yond twelve months from its date of preparation carries increasingly higher levels of uncertainty. Our projections should be read in that conte xt. There will be differences between actual and projected results, and actual results may be materially greater or materially less than those contained in th e projections. The inclusion of the projections should not be regarded as an indication that the Company or its representatives considered or co nsi der the projections to be a reliable prediction of future events, and reliance should not be placed on the projections. The Company has not warranted the accuracy, reliability, appropriateness or completeness of the projections to anyone, includ ing any prospective investor. Neither our management nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of the Hightimes Group compared to the information contained in the projections, and none of them intends to or undertakes any obligation to update or otherwise revise the projections to reflect circumstances existing after the date when made or to ref lec t the occurrence of future events in the event that any or all of the assumptions underlying the projections are shown to be in error. Accordingly, they sh ould not be looked upon as “guidance” of any sort. The Company will not refer back to these forecasts in its future periodic reports filed under the Sec urities Exchange Act of 1934, as amended. Figures shown for 2018 and 2019 are projections only. See Disclaimers and Important Notices on page 2 regarding projections.

REGULATION A+ OFFERING OF © 2018 HIG H TIMES HOLDING S CORP. 27 Management & Board of Directors REGULATION A+ OFFERING OF

REGULATION A+ OFFERING OF © 2018 HIG H TIMES HOLDING S CORP. SAMEEN AHMAD VP of Events & Partnerships • Sameen Ahmad curates, manages and produces the Company’s events from top to bottom around the country ; with a decade of experience in festival and event production . • Previously, Ahmad was an Investment Banking Analyst with the Blackstone Group laying the foundation to join the global expansion team for Starwood Hotel & Resort’s W and St . Regis spa division . • Ahmad also worked for Austin City Limits Live and opened Brooklyn Bowl’s London and Las Vegas outposts . 28 DAVID NEWBERG VP of Finance, CFO • David Newberg has over 25 years experience and is a veteran in executive finance, having overseen and advised many companies’ finance and business operations . • Previously, he served as VP of Finance at Rhino Entertainment, a subsidiary of Warner Music where he directed company accounting and finance operations for all business units, growing from a $ 20 million independent company to over $ 600 million globally . • Prior to Rhino Entertainment, Newberg was Chief Financial Officer of Live Universe Inc . , a start - up company that owned over 40 social/music media, websites, where he was responsible for directing all company accounting, finance, and human resource functions . • Newberg was also Chief Financial Officer of Delta Entertainment Corporation, a self - distributing entertainment company that wholesales audio/video products . • He has been involved with providing CFO consulting with SMC Entertainment (a public OTC music label), NXTM, Scopely, and The Wrap . Newberg has a BS in Accounting and Finance, and a MS in Finance from CSU - Long Beach . He has an active CPA license and is also a CMA, CFM, and CFP . DAVID PECK VP of Business Development • David Peck was previously the Director of Digital Operations at Sock Panda LLC, an Angel backed E - commerce company in Venice, California, where he was responsible for tripling revenues through corporate partnerships with Girl Scouts of America, Facebook, and Amazon . • In addition to Social Media Marketing and an innovative E - Commerce subscription strategy, Peck was responsible for driving a charitable program in conjunction with the department of Veterans Affairs to supply socks to homeless veterans across the United States . • Before Sock Panda, Peck was the Manager of Digital Networks for Sony Pictures Television (SPT), where he was responsible for negotiating distribution deals, acquisitions, programming, marketing, operations and managing relationships with partners on behalf of Crackle, the studio’s multi - platform video entertainment network worldwide . • He holds an MBA from USC and a Bachelors from Brown University . MANAGEMENT TEAM ADAM LEVIN CEO • Adam Levin is the founder of Hightimes Holdings and has served as its Chairman and CEO since its inception . In 2017 , Levin led the acquisition of Trans - High Corporation . • Levin is Managing Director of Oreva Capital Corp . and was Managing Director of Vert Capital Corp prior . • Levin has been a featured speaker at CES, MIPTV, MONY Conference, CTIA, Wireless Influencers ; has been featured in The Wall Street Journal, The NY Times, Fortune, Bloomberg, and Entrepreneur Magazine ; and has appeared on CNN, NPR, MSNBC, HBO and Fox News . • Levin currently serves on the board of directors of Pride Media, Inc . , previously served as the Chairman of Pixelmags , and was CEO and director of Bebo . com, Inc . • Bebo . com, Inc . , filed for protection under Chapter 11 of the United States Bankruptcy Code in May 2013 . Mr . Levin was an officer of Bebo within the two - year period prior to the filing of the Chapter 11 petition but had resigned as an officer and director prior to such filing . Mr . Levin currently serves as chairman of the board of directors of Barington /Hilco Acquisition Corp . , a special purpose acquisition corporation . ALEX PAUL VP of Business & Legal Affairs • Alex Paul started his career at Cooley law firm and has worked as in - house counsel at several companies . • In 2006 , Paul joined PlanetOut as its Associate General Counsel . In 2009 , he was promoted to SVP, Business & Legal Affairs, at Here Media . • He currently serves as Executive Vice - President, Business & Legal Affairs to both Pride Media and High Times Holdings . • Alex graduated from Notre Dame Law school with honors . He also has an MBA from the University of Illinois at Springfield .

REGULATION A+ OFFERING OF © 2018 HIG H TIMES HOLDING S CORP. STORMY SIMON Director • Stormy Simon has served as President ; Co - President ; SVP of Customer and Partner Care ; SVP of Customer Care, Public Relations & Branding ; VP of Books, Music & Videos ; SVP of BMV & Off - Line Advertising ; Chief of Staff ; and VP, BMMG, Travel and Off - Line Advertising of Overstock . com Inc . • Simon headed Overstock . com BMV category and was responsible for all offline marketing including television, radio and print advertising . 29 ADAM LEVIN C hairman • Adam Levin is the founder of Hightimes Holdings and has served as its Chairman and CEO since its inception . In 2017 , Levin led the acquisition of Trans - High Corporation . • Levin is Managing Director of Oreva Capital Corp . and was Managing Director of Vert Capital Corp prior . • Levin has been a featured speaker at CES, MIPTV, MONY Conference, CTIA, Wireless Influencers ; has been featured in The Wall Street Journal, The NY Times, Fortune, Bloomberg, and Entrepreneur Magazine ; and has appeared on CNN, NPR, MSNBC, HBO and Fox News . • Levin currently serves on the board of directors of Pride Media, Inc . , previously served as the Chairman of Pixelmags , and was CEO and director of Bebo . com, Inc . • Bebo . com, Inc . , filed for protection under Chapter 11 of the United States Bankruptcy Code in May 2013 . Mr . Levin was an officer of Bebo within the two - year period prior to the filing of the Chapter 11 petition but had resigned as an officer and director prior to such filing . Mr . Levin currently serves as chairman of the board of directors of Barington /Hilco Acquisition Corp . , a special purpose acquisition corporation . BOARD OF DIRECTORS COLLEEN MANLEY Director • Colleen Manley has served as a director Trans - High Corp . for the past five years and joined Hightimes ’ board in March 2017 . • Manley Law works with and represents multi - family offices in many jurisdictions . • Having been a director at American Green, Inc . , Manley is actively involved in issues involving children and the environment . • In 1986 , Manley was admitted to US Court of Appeals for the Ninth Circuit . Manley has earned the coveted "AV" rating and her law firm has been awarded "pre - eminent" status . ELEANORA KENNEDY Director • Eleanora Kennedy is an accomplished interior designer and published writer . • Kennedy is a board member to many charities including the Society of Memorial Sloan Kettering Cancer Center, the Shana Alexander Charitable Foundation, and the Central Park Conservatory . • Kennedy, serving as an advisor to the President of the UN General Assembly, worked with the UN to screen the impactful movie Trade, with Kevin Kline . • Kennedy began in merchandising at Saks Fifth Avenue, later becoming an executive at the Associated Merchandising Corporation and a director at Joseph Magnins . COLIN CONWAY Secretary • Colin Conway is a managing director of Oreva Capital Corp . • Conway previously served as a managing director at Vert Capital Corp . , leading the business development team and participating in the acquisition and restructuring of privately operating companies in a myriad of industries . • Prior to Vert Capital, Conway was an associate director at the hedge fund and fund of funds, Weston Capital Management, LLC . VINCENTE FOX Director • Vincente Fox served as President of Mexico from 2000 to 2006 . • Prior to his presidency, Fox enjoyed a career at Coca Cola where he became the President of Mexican and Latin American operations . • Fox studied Business Administration at the Universidad Iberoamericana and later received a Top Management Diploma from the Harvard Business School . • Fox is now actively involved in encouraging leadership and creating opportunities for those less fortunate through his organization, Centro Fox . JUSTIN EHRLICH Director • Justin Ehrlich is a partner in VE Equities LLC, a full - service real estate company, and Churchill Real Estate Holdings LLC, a platform offering short term debt products . • Completed over $ 10 billion of luxury real estate projects in Manhattan and is developing several more in California . • Ehrlich is currently on the board of A Caring Hand and BDS Analytics .

REGULATION A+ OFFERING OF © 2018 HIG H TIMES HOLDING S CORP. 30 Additional Transaction Details REGULATION A+ OFFERING OF

REGULATION A+ OFFERING OF © 2018 HIG H TIMES HOLDING S CORP. 210 195 125.5 39.2 37.6 15.5 15.3 11.6 11.4 9.9 5.3 0 50 100 150 200 250 CBDS MSRT WEED CANN CMED* HIGH TIMES ** MCIG KSHB AMMJ MJNA TRTC MARKET CAPITALIZATION TO LTM REVENUE MULTIPLES (6/22/18) 31 (M) * Currency conversion rate of $0.75 USD to CAD used. ** Based on valuation of the Regulation A+ offering. ADDITIONAL TRANSACTION DETAILS: ILLUSTRATIVE TRADING COMPARABLES AVERAGE REVENUE MULTIPLE MEDIAN REVENUE MULTIPLE This graph illustrates the recently traded revenue multiples of competitive companies versus the multiple implied from the Co mpa ny’s valuation. High Times’ multiple is based on 2017 revenue figures rather than the last twelve months (LTM). Mean and median multiples are not inclusive of High Times.

REGULATION A+ OFFERING OF © 2018 HIG H TIMES HOLDING S CORP. SHARE PRICE ENTERPRISE LTM MKT. CAP 6/22/2018 VALUE REVENUE LTM REVENUE Cannabis Sativa, Inc. OTCPK: CBDS 3.93$ 84$ 85$ 0.4$ 210.0 x MassRoots, Inc. OTCPK: MSRT 0.25 39 38 0.2 195.0 x Canopy Growth Corporation* TSX: WEED 32.57 6,566 5,527 52.4 125.3 x General Cannabis Corp. OTCPK: CANN 4.06 145 127 3.7 39.2 x CanniMed Therapeutics, Inc.* TSX: CMED 20.25 511 625 13.6 37.6 x mCig, Inc. OTCPK: MCIG 0.31 130 120 8.5 15.3 x Kush Bottles, Inc. OTCPK: KSHB 5.11 378 323 32.6 11.6 x American Cannabis Company, Inc. OTCPK: AMMJ 0.64 33 33 2.9 11.4 x Medical Marijuana, Inc. OTCPK: MJNA 0.10 332 352 33.4 9.9 x Terra Tech Corp. OTCPK: TRTC 2.70 189 226 35.8 5.3 x  High Times ** 225$ $ 14.5*** 15.5x Mean 66.1x Median 26.4x COMPANY  TICKER MKT. CAP EXECUTIVE SUMMARY 32 ADDITIONAL TRANSACTION DETAILS: ILLUSTRATIVE TRADING COMPARABLES * Currency conversion rate of $0.75 USD to CAD used. ** Based on valuation of the Regulation A+ offering. *** This figure represents revenue for 2017, rather than the last twelve months (LTM). Mean and median multiples are not inclusive of High Times.

REGULATION A+ OFFERING OF © 2018 HIG H TIMES HOLDING S CORP. Q3 2018 Close transaction and NASDAQ listing 33 ADDITIONAL TRANSACTION DETAILS: ANTICIPATED TRANSACTION TIMELINE June 19, 2018 Regulation A+ crowd funding begins

REGULATION A+ OFFERING OF © 2018 HIG H TIMES HOLDING S CORP. 34 Appendix REGULATION A+ OFFERING OF

APPENDIX AND SOURCES: ASSUMPTIONS USED IN CERTAIN PROJECTIONS

Event Revenue

Projections are based on a series of small, medium, and large events.

2018
Projected to host 9 small events, 8 medium events, and 3 large event

2019
Projected to host 13 small events, 3 medium events, and 5 large events

EBITDA

EBITDA (earnings before interest, tax, depreciation, and amortization) is a calculation not found in GAAP accounting standards. It is commonly used to estimate a company's operating profitability. Refer to page 23 for an explanation of EBITDA.

eCommerce Revenue

Projection based on the development of 420.com and CannabisCup.com as well as increasing the number of ad impressions on current High Times domains.

Licensing & Merchandising Revenue

Projections are based on a 9% royalty of gross sales from clothing vendors, as well as other licensing opportunities.

2018
$4.8 million in gross sales,
208k in production units

2019
$6.9 million in gross sales,
308k in production units

New Opportunities Revenue

Projections based on the implementation of opportunities such as a vertical ad network, big data, licensing for dispensaries, and other unique ventures.

Current projections do not include any potential acquisitions.

Overhead Schedule

Projections include the addition of thirteen professionals in 2018 and forty-six professionals in 2019. It is expected that most of the hires will be in the Los Angeles office.

Print Business Revenue

Projection based on a slight decline in subscription revenue, stagnant ad revenue, and an increase in alternative retail revenue.

SOURCES

ArcView Market Research: *Abernathy D. The State of Legal Marijuana Markets. 5th Edition. 2017.*

Marijuana Policy Project: Project, Marijuana Policy. "State Policy." MPP. www.mpp.org/states/

Pew Research: Smith, Samantha. "In Debate Over Legalizing Marijuana, Disagreement Over Drug's Dangers." *Pew Research Center for the People and the Press*, 14 Apr. 2015. www.people-press.org/2015/04/14/in-debate-over-legalizing-marijuana-disagreement-over-drugs-dangers/.

Gallup: Gallup, Inc. "Support for Legal Marijuana Use Up to 60% in U.S." Gallup.com, 19 Oct. 2016. www.gallup.com/poll/196550/support-legal-marijuana.aspx?g_source=POLITICS&g_medium=topic&g_campaign=tiles.

Google Finance: *Google Finance: Stock Market Quotes, News, Currency Conversions & More*. Google. www.google.com/finance.

REGULATION A+ OFFERING OF HIGH TIMES

© 2018 HIGH TIMES HOLDINGS CORP.

35

REGULATION A+ OFFERING OF © 2018 HIG H TIMES HOLDING S CORP. EXECUTIVE SUMMARY HIGH TIMES HOLDING CORP. Adam Levin Chief Executive Officer adam@hightimes.com MEDIA High Times Media Team 516 - 996 - 4200 mediateam@hightimes.com FINANCIAL ADVISOR NMS Capital Advisors, LLC 310 - 855 - 0020 INVESTOR RELATIONS Andrew Haag Irth Communications Managing Director 310 - 770 - 9661 andrew@irthcommunication .com 36 CONTACT US